Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Supervisory Board of Deutsche Bank Aktiengesellschaft,

We consent to the use of our reports dated March 2, 2016, with respect to the consolidated balance sheets of Deutsche Bank Aktiengesellschaft and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the related notes, and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements, and the effectiveness of internal control over financial reporting as of December 31, 2015, included in the 2015 Annual Report on Form 20-F of Deutsche Bank Aktiengesellschaft and incorporated by reference in the registration statement no. 333-206013 of Deutsche Bank Aktiengesellschaft (the “Registration Statement”), and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the prospectus included in the post-effective amendment no. 2 to the Registration Statement, dated March 14, 2016.

Frankfurt am Main (Germany)

March 14, 2016

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

KPMG AG

Wirtschaftsprüfungsgesellschaft